Exhibit 99.1
RATTLER MIDSTREAM LP, A SUBSIDIARY OF DIAMONDBACK ENERGY, INC., REPORTS FIRST QUARTER 2020 FINANCIAL AND OPERATING RESULTS

MIDLAND, Texas, May 6, 2020 (GLOBE NEWSWIRE) -- Rattler Midstream LP (NASDAQ: RTLR) (“Rattler” or the “Company”), a subsidiary of Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback”), today announced financial and operating results for the first quarter ended March 31, 2020.

FIRST QUARTER 2020 HIGHLIGHTS

•	Q1 2020 consolidated net income (including non-controlling interest) of $54.6 million, consolidated adjusted EBITDA (as defined and reconciled below) of $81.0 million

•	Board of Directors of Rattler's general partner approved a cash distribution for the first quarter of 2020 of $0.29 per common unit ($1.16 annualized)

•	Q1 2020 operated capital expenditures of $52.0 million

•	Q1 2020 average produced water gathering and disposal volumes of 942 MBbl/d, up 5% over Q4 2019 and up 32% over Q1 2019

•	Q1 2020 average sourced water volumes of 447 MBbl/d, down 7% from Q4 2019 and up 27% over Q1 2019; 17% of total sourced water volumes in Q1 2020 sourced from recycled produced water

•	Q1 2020 average crude oil gathering volumes of 97 MBbl/d, down 1% from Q4 2019 and up 30% over Q1 2019

•	Q1 2020 average gas gathering volumes of 118 BBtu/d, up 13% over Q4 2019 and up 95% over Q1 2019

“First of all, and most importantly, our thoughts and prayers go out to all of those affected by the coronavirus. The first half of 2020 will be in the history books forever, for all of the wrong reasons, but our business must go on and we have taken swift and decisive action to adapt to rapidly changing circumstances and preserve our strength through this cycle,” stated Travis Stice, Chief Executive Officer of Rattler’s general partner.

Mr. Stice continued, “Despite the impact of Diamondback's swift reduction of completion activity in March to Rattler’s sourced water volumes, the Company’s first quarter operating results built on the trend of increasing volumes, earnings and cash flow since the Company’s IPO nearly a year ago. While the volatility of the energy markets has been more pronounced than ever in this short year, we are proud of how the business has performed, and look forward to displaying the resiliency of the business model in the face of this volatility. The unprecedented conditions in the energy industry and overall economy today require companies to adjust their business plans, and Rattler has responded quickly by reducing capital expenditures and operating costs. Therefore, despite the significantly reduced activity prudently announced by Diamondback, Rattler's operated business will continue to be free cash flow positive as growth capex has been significantly reduced, more than offsetting the reduction in expected Diamondback volumes."

OPERATIONS AND FINANCIAL UPDATE

During the first quarter of 2020, the Company recorded total operating income of $61.3 million, flat compared to the fourth quarter of 2019 and an increase of 22% over the first quarter of 2019. During the first quarter of 2020, the Company recorded consolidated net income (including non-controlling interest) of $54.6 million, an increase of 6% over the fourth quarter of 2019 and an increase of 39% over the first quarter of 2019. First quarter 2020 Adjusted EBITDA (as defined and reconciled below) was $81.0 million, up 14% over the fourth quarter of 2019 and up 35% over the first quarter of 2019.

Average produced water gathering and disposal volumes for Q1 2020 were 942 MBbl/d, up 5% over Q4 2019 and up 32% over Q1 2019. Average sourced water volumes were 447 MBbl/d, down 7% from Q4 2019 due to Diamondback reducing completion activity in March, and up 27% over Q1 2019. Average crude oil gathering volumes were 97 MBbl/d, down 1% from Q4 2019 and up 30% over Q1 2019. Average gas gathering volumes were 118 BBtu/d, up 13% over Q4 2019 and up 95% over Q1 2019.

First quarter operated capital expenditures totaled $52.0 million, and aggregate contributions to equity method joint ventures were $32.6 million. Rattler also received proceeds of $9.8 million in distributions from equity method investments. As of March 31, 2020, the Company had a cash balance of $16.2 million and $149.0 million available under its $600.0 million revolving credit facility, which is expandable to $1.0 billion upon Rattler's election, subject to obtaining lender commitments and satisfaction of customary conditions.

CASH DISTRIBUTION

On April 30, 2020, the Board of Directors of Rattler's general partner approved a cash distribution for the first quarter of 2020 of $0.29 per common unit, payable on May 26, 2020 to unitholders of record at the close of business on May 18, 2020. Rattler expects to maintain the $1.16 annual distribution per unit for full year 2020, but the distribution may be changed at any time and the Board has the discretion to review and adjust the distribution quarterly should market conditions warrant.

GUIDANCE UPDATE

Below is Rattler's revised guidance for the full year 2020, with volume guidance updated to reflect the latest base case operating plan. EBITDA and capital expenditure guidance remain consistent with the Company's March 19 press release.

Rattler Midstream LP Guidance
2020

Rattler Operated Volumes (a)
Produced Water Gathering and Disposal Volumes (MBbl/d)	800 - 900
Sourced Water Volumes (MBbl/d)	150 - 250
Crude Oil Gathering Volumes (MBbl/d)	85 - 95
Gas Gathering Volumes (BBtu/d)	95 - 115

Financial Metrics ($ millions except per unit metrics)
Net Income	$130 - $160
Adjusted EBITDA	$260 - $300
Equity Method Investment EBITDA(b)	$30 - $50
Operated Midstream Capex	$100 - $150
2020 Equity Method Investment Contributions(b)	$110 - $125
Depreciation, Amortization & Accretion	$45 - $60
Annualized Distribution per Unit	$1.16

(a)	Does not include volumes from the EPIC, Gray Oak, Wink to Webster, OMOG and Amarillo Rattler joint ventures

(b)	Includes EPIC, Gray Oak, Wink to Webster, OMOG and Amarillo Rattler joint ventures

CONFERENCE CALL

Rattler will host a conference call and webcast for investors and analysts to discuss its results for the first quarter and full year of 2020 on Thursday, May 7, 2020 at 9:00 a.m. CT. Participants should call (877) 288-2756 (United States/Canada) or (470) 495-9481 (International) and use the confirmation code 3095396. A telephonic replay will be available from 11:00 a.m. CT on Thursday, May 7, 2020 through Thursday, May 14, 2020 at 11:00 a.m. CT. To access the replay, call (855) 859-2056 (United States/Canada) or (404) 537-3406 (International) and enter confirmation code 3095396. A live broadcast of the earnings conference call will also be available via the internet at www.rattlermidstream.com under the “Investors” section of the site. A replay will also be available on the website following the call.

About Rattler Midstream LP

Rattler Midstream LP is a growth-oriented Delaware limited partnership formed in July 2018 by Diamondback Energy, Inc. to own, operate, develop and acquire midstream infrastructure assets in the Midland and Delaware Basins of the Permian Basin. Rattler provides crude oil, natural gas and water-related midstream services to Diamondback under long-term, fixed-fee contracts. For more information, please visit www.rattlermidstream.com.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than historical facts, that address activities that Rattler assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events, including specifically the statements regarding expectations of plans, strategies, objectives and anticipated financial and operating results of Rattler, including Rattler's capital expenditure levels and other guidance discussed above. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of Rattler. Information concerning these risks and other factors can be found in Rattler’s filings with the Securities and Exchange Commission (“SEC”), including its Final Prospectus, dated May 22, 2019 and filed May 24, 2019, Forms 10-Q and 8-K and Annual Report on Form 10-K for the year ended December 31, 2019 which can be obtained free of charge on the SEC’s web site at http://www.sec.gov. Rattler undertakes no obligation to update or revise any forward-looking statement.

Rattler Midstream LP
Consolidated Balance Sheets
(unaudited, in thousands)

	March 31,	December 31,
	2020	2019
Assets
Current assets:
Cash	$16,183	$10,633
Accounts receivable—related party	18,244	50,270
Accounts receivable—third party, net	10,782	9,071
Sourced water inventory	13,265	14,325
Other current assets	1,051	1,428
Total current assets	59,525	85,727
Property, plant and equipment:
Land	88,309	88,509
Property, plant and equipment	987,336	930,768
Accumulated depreciation, amortization and accretion	(71,604)	(61,132)
Property, plant and equipment, net	1,004,041	958,145
Right of use assets	171	418
Equity method investments	502,040	479,558
Real estate assets, net	97,580	98,679
Intangible lease assets, net	7,274	8,070
Other assets	5,584	5,796
Total assets	$1,676,215	$1,636,393

Rattler Midstream LP
Consolidated Balance Sheets - Continued
(unaudited, in thousands, except unit amounts)

	March 31,	December 31,
	2020	2019
Liabilities and Unitholders’ Equity
Current liabilities:
Accounts payable	$36	$147
Accrued liabilities	72,906	76,625
Taxes payable	336	189
Short-term lease liability	171	418
Total current liabilities	73,449	77,379
Long-term debt	451,000	424,000
Asset retirement obligations	12,525	11,347
Deferred income taxes	11,483	7,827
Total liabilities	548,457	520,553
Commitment and contingencies
Unitholders' equity:
General partner—Diamondback	959	979
Common units—public (43,700,000 units issued and outstanding as of March 31, 2020 and as of December 31, 2019)	739,702	737,777
Class B units—Diamondback (107,815,152 units issued and outstanding as of March 31, 2020 and as of December 31, 2019)	959	979
Accumulated other comprehensive loss	(261)	(198)
Total Rattler Midstream LP unitholders’ equity	741,359	739,537
Non-controlling interest	387,219	376,928
Non-controlling interest in accumulated other comprehensive loss	(820)	(625)
Total equity	1,127,758	1,115,840
Total liabilities and unitholders’ equity	$1,676,215	$1,636,393

Rattler Midstream LP
Consolidated Statements of Operations
(unaudited, in thousands, except per unit data)

	Three Months Ended March 31,
	2020	2019
		Predecessor
Revenues:
Revenues—related party	$116,583	$88,576
Revenues—third party	9,100	3,487
Rental income—related party	1,402	715
Rental income—third party	1,901	2,067
Other real estate income—related party	116	73
Other real estate income—third party	293	258
Total revenues	129,395	95,176
Costs and expenses:
Direct operating expenses	32,874	20,186
Cost of goods sold (exclusive of depreciation and amortization)	15,961	13,053
Real estate operating expenses	728	526
Depreciation, amortization and accretion	12,506	9,904
General and administrative expenses	4,514	1,369
Loss on disposal of property, plant and equipment	1,538	—
Total costs and expenses	68,121	45,038
Income from operations	61,274	50,138
Other income (expense):
Interest expense, net	(2,621)	—
(Loss) income from equity method investments	(245)	50
Total other income (expense), net	(2,866)	50
Net income before income taxes	58,408	50,188
Provision for income taxes	3,820	10,832
Net income after taxes	$54,588	$39,356
Net income attributable to non-controlling interest	41,557
Net income attributable to Rattler Midstream LP	$13,031

Net income attributable to limited partners per common unit:
Basic	$0.28
Diluted	$0.28
Weighted average number of limited partner common units outstanding:
Basic	43,700
Diluted	43,700

Rattler Midstream LP
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended March 31,
	2020	2019
		Predecessor
Cash flows from operating activities:
Net income	$54,588	$39,356
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for deferred income taxes	3,820	2,867
Depreciation, amortization and accretion	12,506	9,904
Loss on disposal of property, plant and equipment	1,538	—
Unit-based compensation expense	2,219	—
Loss (income) from equity method investments	245	(50)
Changes in operating assets and liabilities:
Accounts receivable—related party	31,674	(15,516)
Accounts receivable—third party	(1,711)	625
Accounts payable, accrued liabilities and taxes payable	(8,540)	19,578
Other	1,648	(1,524)
Net cash provided by operating activities	97,987	55,240
Cash flows from investing activities:
Additions to property, plant and equipment	(52,046)	(51,743)
Contributions to equity method investments	(32,563)	—
Distributions from equity method investments	9,761	—
Proceeds from the sale of fixed assets	42	—
Net cash used in investing activities	(74,806)	(51,743)
Cash flows from financing activities:
Proceeds from borrowings from credit facility	27,000	—
Distribution equivalent rights	(652)	—
Distribution to General Partner	(20)	—
Distribution to public	(12,673)	—
Distribution to Diamondback	(31,286)	—
Net cash used in financing activities	(17,631)	—
Net increase in cash	5,550	3,497
Cash at beginning of period	10,633	8,564
Cash at end of period	$16,183	$12,061
Supplemental disclosure of cash flow information:
Interest paid	$2,978	$—
Supplemental disclosure of non-cash financing activity:
Contributions from Diamondback	$—	$458,674
Supplemental disclosure of non-cash investing activity:
Increase in long term assets and inventory due to contributions from Diamondback	$—	$449,441
Change in accrued liabilities related to property, plant and equipment	$5,063	$15,856
Decrease in current liabilities	$—	$9,233

Rattler Midstream LP
Pipeline Infrastructure Assets
(unaudited, in miles)

	As of March 31, 2020
(miles)	Delaware Basin	Midland Basin	Permian Total
Crude oil	106	44	150
Natural gas	149	—	149
Produced water	261	221	482
Sourced water	32	73	105
Total	548	338	886

Rattler Midstream LP
Capacity/Capability
(unaudited)

	As of March 31, 2020
(capacity/capability)	Delaware Basin	Midland Basin	Permian Total	Utilization
Crude oil gathering (Bbl/d)	180,000	56,000	236,000	41%
Natural gas compression (Mcf/d)	135,000	—	135,000	63%
Natural gas gathering (Mcf/d)	150,000	—	150,000	56%
Produced water gathering and disposal (Bbl/d)	1,660,500	1,872,300	3,532,800	28%
Sourced water (Bbl/d)	120,000	455,000	575,000	78%

Rattler Midstream LP
Throughput and Volumes
(unaudited)

	Three Months Ended March 31,
(throughput)	2020	2019
Crude oil gathering volumes (Bbl/d)	97,293	74,567
Natural gas gathering volumes (MMBtu/d)	117,761	60,534
Produced water gathering and disposal volumes (Bbl/d)	941,628	711,198
Sourced water gathering volumes (Bbl/d)	446,713	352,603

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA is a supplemental non-GAAP financial measure used by management and external users of its financial statements, such as industry analysts, investors, lenders and rating agencies. Management believes Adjusted EBITDA is useful because the measure allows it to more effectively evaluate the Company's operating performance and compare the results of its operations period to period without regard to its financing methods or capital structure.

The Company defines Adjusted EBITDA as net income before income taxes, interest expense, net of amount capitalized, its proportional interest expense related to equity method investments, non-cash unit-based compensation expense, depreciation, amortization and accretion on assets and liabilities of Rattler Midstream Operating LLC, its proportional interest of depreciation on its equity method investments and other non-cash transactions.  The GAAP measure most directly comparable to Adjusted EBITDA is net income. Adjusted EBITDA should not be considered an alternative to net income or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income, and these measures may vary from those of other companies. As a result, Adjusted EBITDA as presented below may not be comparable to similarly titled measures of other companies.

The Company does not provide guidance on the reconciling items between forecasted Net Income and forecasted Adjusted EBITDA due to the uncertainty regarding timing and estimates of these items. Rattler provides a range for the forecasts of Net Income and Adjusted EBITDA to allow for the variability in timing and uncertainty of estimates of reconciling items between forecasted Net Income and forecasted Adjusted EBITDA. Therefore, the Company cannot reconcile forecasted Net Income to forecasted Adjusted EBITDA without unreasonable effort.

The following table presents a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure for each of the periods indicated:

Rattler Midstream LP
(unaudited, in thousands)

	Three Months Ended March 31,
	2020	2019
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$54,588	$39,356
Depreciation, amortization and accretion	12,506	9,904
Depreciation related to equity method investments	3,443	—
Interest expense, net of amount capitalized	2,621	—
Interest expense related to equity method investments	323	—
Non-cash unit-based compensation expense	2,219	—
Other non-cash transactions	1,460	—
Provision for income taxes	3,820	10,832
Adjusted EBITDA	80,980	$60,092
Less: Adjusted EBITDA attributable to non-controlling interest	(57,624)
Adjusted EBITDA attributable to Rattler Midstream LP	$23,356

Investor Contact:

Adam Lawlis
+1 432.221.7467
IR@rattlermidstream.com
Source: Rattler Midstream LP; Diamondback Energy, Inc.